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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



         Date of report (Date of earliest event reported): July 10, 2000



                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)




 Pennsylvania                    33-70992                        23-269963
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)


          200 Plant Avenue
          Wayne, Pennsylvania                                     19087
          (Address of principal executive offices)              (Zip Code)




      Registrant's telephone number, including area code:   (610) 989-0340


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Item 5. Other Events.

         As previously reported on June 29, 2000, the Company has received and accepted subscription agreements from five investors to purchase an aggregate of 2,200,000 shares of restricted Common Stock. On July 20, 2000 the purchase price per share of the Common Stock was reduced from $1.50 per share to $1.00 per share, for a new aggregate purchase price of $2,200,000. Pursuant to the agreements, full payment for the shares by the investors is to be made to the Company on or before August 31, 2000. To date, the Company has not received any of the purchase price for the shares of Common Stock.

         On July 11, 2000, the United States Government granted the Company a design patent entitled Electronic Commerce Terminal Enclosure, and on July 18, 2000, granted the Company a design patent entitled Electronic Commerce Terminal Enclosure For A Vending Machine. On July 10, 2000, the Company received a notice of allowance of its utility patent entitled Credit And Bank Issued Debit Card Operated System And Method For Controlling A Vending Machine.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 USA TECHNOLOGIES, INC.


                                                 By: /s/ George R. Jensen, Jr.,
                                                     ---------------------------
                                                         George R. Jensen, Jr.,
                                                         Chief Executive Officer



July 21, 2000


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